Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Sequenom, Inc.

at

$2.40 Net Per Share in Cash

Pursuant to the Offer to Purchase

Dated August 9, 2016

by

Savoy Acquisition Corp.

a direct wholly owned subsidiary of

Laboratory Corporation of America Holdings

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., EASTERN TIME, ON

WEDNESDAY, SEPTEMBER 7, 2016,

UNLESS THE OFFER IS EXTENDED.

August 9, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 9, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Savoy Acquisition Corp., a Delaware corporation (“Purchaser”) and a direct wholly owned subsidiary of Laboratory Corporation of America Holdings, a Delaware corporation (“LabCorp”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) of Sequenom, Inc., a Delaware corporation (“Sequenom”), including the associated preferred stock purchase rights (the “Rights”) issued under the Rights Agreement, dated March 3, 2009, as amended, between Sequenom and American Stock Transfer & Trust Company, LLC, as rights agent, (such Rights, together with the shares of the Common Stock, the “Shares”), at a purchase price of $2.40 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Also enclosed is Sequenom’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF SEQUENOM HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

Your attention is directed to the following:

1.	The Offer Price for the Offer is $2.40 per Share, net to the seller in cash, without interest and subject to any tax withholding, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for all outstanding Shares.

3.	The Sequenom board of directors has unanimously: (i) determined that the Merger Agreement (as defined below) and the Transactions (as defined below), including the Offer and the Merger (as defined below) are fair and advisable to, and in the best interests of, Sequenom and its stockholders; (ii) agreed that the Merger Agreement shall be effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), (iii) approved the execution, delivery and performance by Sequenom of the Merger Agreement and the consummation of the Transactions, including the Offer and the Merger, and (iv) recommended that Sequenom’s stockholders tender their Shares to Purchaser pursuant to the Offer.

4.	The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 26, 2016 (the “Merger Agreement”), by and among LabCorp, Purchaser and Sequenom. Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger, Purchaser will be merged with and into Sequenom (the “Merger”) without a vote of the stockholders of Sequenom in accordance with Section 251(h) of the DGCL and Sequenom will survive as a direct wholly owned subsidiary of LabCorp. At the effective time of the Merger, each Share then outstanding (other than Shares owned by LabCorp, Purchaser, Sequenom or their respective subsidiaries, or Sequenom stockholders who properly perfect their appraisal rights under the DGCL) will be converted into the right to receive the Offer Price, without interest and subject to any tax withholding.

5.	THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:01 A.M., EASTERN TIME, ON WEDNESAY, SEPTEMBER 7, 2016 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY PURCHASER, WILL EXPIRE.

6.	The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, there being validly tendered pursuant to the Offer and not properly withdrawn before 12:01 a.m., Eastern Time, on the expiration date of the Offer, Shares that, considered together with all other Shares (if any) otherwise owned by Purchaser, would represent one more than 50% of the total number of Shares outstanding at the time of the consummation of the Offer within the meaning of Section 251(h)(6)(a) of the DGCL, including for the purposes of this calculation (i) Shares subject to Sequenom restricted stock awards, plus (ii) the aggregate number of Shares issuable to holders of Sequenom stock options and warrants to purchase Shares from which Sequenom has received notices of exercise prior to the expiration of the Offer (and as to which Shares have not yet been issued to such exercising holders), plus (iii) the aggregate number of Shares issuable upon the deemed or pending exercise, if any, prior to or at the expiration of the Offer of any warrants and the convertible notes issued pursuant to the Indenture dated as of September 17, 2012 by and between Sequenom and Wells Fargo Bank, National Association, as trustee, and the Indenture dated as of June 9, 2015, by and between Sequenom and Wells Fargo Bank, National Association, as trustee excluding any warrants included in clause (ii). The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions as described in Section 14—“Conditions of the Offer” of the Offer to Purchase.

7.

Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or Morrow Sodali Global, LLC, which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of

Shares in the Offer. However, U.S. federal income tax backup withholding (currently at a rate of 28%) may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase)), (b) a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof), with any required signature guarantees (or, in the case of a Book-Entry Transfer (as defined in the Offer to Purchase), an Agent’s Message (as defined in the Offer to Purchase) if submitted in lieu of a Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary at one of its addresses.

UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Instructions with Respect to the

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

Sequenom, Inc.

at

$2.40 Net Per Share in Cash

Pursuant to the Offer to Purchase

Dated August 9, 2016

by

Savoy Acquisition Corp.

a direct wholly owned subsidiary of

Laboratory Corporation of America Holdings

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated August 9, 2016 (as it may be amended from time to time, the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share, of Sequenom, Inc., a Delaware corporation (“Sequenom”), including the associated preferred stock purchase rights issued under the Rights Agreement, dated March 3, 2009, as amended, between Sequenom and American Stock Transfer & Trust Company, LLC, as rights agent (such rights, together with the shares of common stock, the “Shares” and each, a “Share).

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE

Shares

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number

Dated:

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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